Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Univest Corporation of Pennsylvania on Form 10-Q for the period ended September 30, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, in the capacity and on the date indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

A signed original of this written statement required by Section 906 has been provided to Univest Corporation of Pennsylvania and will be retained by Univest Corporation of Pennsylvania and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Jeffrey M. Schweitzer
Jeffrey M. Schweitzer
Senior Executive Vice President,
Chief Operating Officer and Chief Financial Officer
(Principal Operating, Financial and Accounting Officer)
November 8, 2012